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                                                                      EXHIBIT 11
                             IN FOCUS SYSTEMS, INC.
                      CALCULATIONS OF NET INCOME PER SHARE

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                     Three Months Ended September 30,                        Nine Months Ended September 30,
                     ------------------------------------------------------  -------------------------------------------------------
                     1997                        1996                        1997                        1996
                     --------------------------  --------------------------  -------------------------  ----------------------------
                     Primary      Fully Diluted  Primary      Fully Diluted  Primary      Fully Diluted  Primary       Fully Diluted
                     --------------------------  --------------------------  --------------------------  ---------------------------
Weighted Average
Shares Outstanding
for the Period        10,826,798     10,826,798    10,728,595    10,728,595   10,788,862     10,788,862    10,922,934     10,922,934

Dilutive Common
Stock Options Using
the Treasury Stock
Method                   290,349        290,604       88,259         88,281      287,366        288,135       455,234        463,325
                     --------------------------  --------------------------  --------------------------   --------------------------
 Total Shares Used
   for Per Share
   Calculation        11,117,147     11,117,402   10,816,854     10,816,876   11,076,228     11,076,997    11,378,168     11,386,259
                     --------------------------  --------------------------  --------------------------   --------------------------
                     --------------------------  --------------------------  --------------------------   --------------------------

 Net Income          $ 4,186,000    $ 4,186,000  $ 2,378,000    $ 2,378,000  $13,435,000    $13,435,000   $ 8,221,000    $ 8,221,000
                     --------------------------  --------------------------  --------------------------   --------------------------
                     --------------------------  --------------------------  --------------------------   --------------------------

 Net Income Per
   Share             $      0.38    $      0.38  $      0.22    $      0.22  $      1.21  $      1.21     $      0.72    $      0.72
                     --------------------------  --------------------------   ------------------------   ---------------------------
                     --------------------------  --------------------------   ------------------------   ---------------------------

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